Exhibit 9 (d)           GLENBROOK LIFE AND ANNUITY COMPANY
                          LAW AND REGULATION DEPARTMENT
                             3100 Sanders Road, J5B
                           Northbrook, Illinois 60062

                         Direct Dial Number 847 402-2400
                             Facsimile 847 402-4371


Michael J. Velotta                                       Please direct reply to:
Vice President, Secretary                                   Post Office Box 3005
 and General Counsel                            Northbrook, Illinois  60065-3005


                                 August 27, 2001


TO:          GLENBROOK LIFE AND ANNUITY COMPANY
             NORTHBROOK, ILLINOIS  60062

FROM:        MICHAEL J. VELOTTA
             VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL

RE:          FORM N-4 REGISTRATION STATEMENT
             UNDER THE SECURITIES ACT OF 1933
             AND THE INVESTMENT COMPANY ACT OF 1940
             FILE NO. 333-55306, 811-07541

With reference to the Registration Statement on Form N-4 filed by Glenbrook Life and Annuity Company (the "Company"), as depositor, and Glenbrook Life Multi-Manager Variable Account, as registrant, with the Securities and Exchange Commission covering the Flexible Premium Deferred Variable Annuity Contracts, I have examined such documents and such laws as I have considered necessary and appropriate, and on the basis of such examination, it is my opinion that as of August 27, 2001:

1. The Company is duly organized and existing under the laws of the State of Arizona and has been duly authorized to do business by the Director of Insurance of the State of Arizona.

2. The securities registered by the above Registration Statement when issued will be valid, legal and binding obligations of the Company.

I hereby consent to the filing of this opinion as an exhibit to the above referenced Registration Statement and to the use of my name under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement.

Sincerely,

/s/ MICHAEL J. VELOTTA
----------------------
Michael J. Velotta
Vice President, Secretary and
General Counsel